Exhibit 10.3

KINDER MORGAN, INC.
NON-EMPLOYEE DIRECTOR
STOCK COMPENSATION AGREEMENT

Stock Compensation Agreement made effective the ____ day of _____________, _______ between Kinder Morgan, Inc., a Delaware corporation (the "Company"), and NAME ("Director").

1.
Award.  The Company has made an award of Cash Compensation (as defined below), a portion of which Director is electing to receive in the form of Class P common stock of the Company, $0.01 par value ("Stock"), subject to the terms and conditions contained herein and in the Plan (as defined below).

(a)
Cash Compensation.  As contemplated by the Kinder Morgan, Inc. Stock Compensation Plan for Non-Employee Directors (the "Plan"), $__________ of cash compensation which Director may elect to receive in the form of Stock (the "Cash Compensation") has been awarded to Director for the _________ calendar year.

(b)
Election to Receive Stock in Lieu of Cash.  In accordance with the terms of the Plan, Director hereby elects to receive $_________ of the Cash Compensation in the form of Stock.  Director shall receive _______ shares of Stock ("Shares") and $_________ in cash (the "Cash Payment"), as calculated in accordance with the terms of the Plan.  The Shares shall be issued upon acceptance hereof by Director and certificates therefor will be delivered to Director upon satisfaction of the conditions of this Agreement.  The Cash Payment shall be paid in installments of $_________ each on March 31, June 30, September 30 and December 31 of ________, or as soon as administratively practicable thereafter; provided that such installments shall be adjusted to include any cash dividends paid by the Company on the Shares during any period in which the Shares are subject to Forfeiture Restrictions (as hereinafter defined).

(c)
Plan Incorporated.  Director acknowledges receipt of a copy of the Plan and agrees that the election to receive such Cash Compensation in the form of Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2.	Shares. Director hereby accepts the Shares when issued and agrees with respect thereto as follows:

(a)
Forfeiture Restrictions.  To the extent then subject to the Forfeiture Restrictions (as hereinafter defined), the Shares issued hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered by Director, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of Director or any agent of Director or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Shares.  Except as provided in paragraph (b) below, in the event that Director's service as a director of the Company is terminated prior to the lapse of the Forfeiture Restrictions as provided in (b) below, Director shall, for no consideration, forfeit to the Company all Shares to the extent then subject to the Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender Shares to the Company upon such termination of service as a director are herein referred to as "Forfeiture Restrictions."

(b)
Lapse of Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse and cease to apply to the Shares on the earlier of (i) __________________ (the "Vesting Date"), or (ii) the date of Director's death.

If Director's service as a director of the Company is terminated prior to the Vesting Date because of Director's failure to be elected as a director at a stockholders meeting at which Director is considered for election, the Forfeiture Restrictions shall lapse and cease to apply to fifty percent (50%) of the Shares, and Director shall, for no consideration, forfeit to the Company the remaining fifty percent (50%) of the Shares.

Shares with respect to which Forfeiture Restrictions have lapsed shall cease to be subject to any Forfeiture Restrictions, and the Company shall provide Director a certificate (without the legend referenced in Section 2(d) below) representing the Shares as to which the Forfeiture Restrictions have lapsed.

(c)
Rights as a Stockholder.  Unless otherwise provided in this Agreement, Director shall have the right to receive distributions with respect to the Shares awarded hereby, to vote such Shares, and to enjoy all other rights of a holder of Stock.

(d)
Certificates.  The Company may, in its discretion, reflect ownership of the Shares through the issuance of stock certificates, or in book-entry form, without stock certificates, on its books and records.  If the Company elects to issue certificates, one or more certificates evidencing the Shares shall be issued by the Company in Director's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Director shall have voting rights and shall be entitled to receive all distributions unless and until the Shares are forfeited pursuant to the provisions of this Agreement.  Each certificate shall bear the following legend:

THIS CERTIFICATE AND THE STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE KINDER MORGAN, INC. STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS AND AN AGREEMENT ENTERED INTO

BETWEEN THE REGISTERED OWNER AND KINDER MORGAN, INC.  A RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE OBTAINED ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF KINDER MORGAN, INC.

Until the Forfeiture Restrictions have lapsed, (i) Director shall not be entitled to delivery of the stock certificate, (ii) the Company shall retain custody of the stock certificate, and (iii) Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares.  A breach by Director of the terms and conditions of this Agreement shall cause a forfeiture of the Shares by Director.  Upon request of the Committee, Director shall deliver to the Company a stock power, endorsed in blank, relating to the Shares then subject to the Forfeiture Restrictions.  Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall deliver to Director a certificate without legend evidencing the vested Shares with respect to which Forfeiture Restrictions have lapsed, and shall retain a certificate representing unvested Shares still subject to Forfeiture Restrictions.  Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any law or regulation applicable to the issuance or delivery of such units.  The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3.
Status of Shares.  Director agrees that, notwithstanding anything to the contrary herein, the Shares may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  Director also agrees that (i) certificates shall bear the legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Shares on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

4.
Changes in Capital Structure.  If the outstanding shares of Stock or other securities of the Company, or both, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of stock, or recapitalization, the number and kind of shares of Stock shall be appropriately and equitably adjusted in accordance with the terms of the Plan.

5.
Status as Director.  For purposes of this Agreement, Director shall be considered to be in service as a director of the Company as long as Director remains a director of the Company or any successor entity.  Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.

6.
Committee's Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering, any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Shares.

7.
Binding Effect.  The provisions of the Plan and the terms and conditions of this Agreement shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Director, including, without limitation, Director's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Director.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company.

8.
Agreement Subject to Plan.  This Agreement is subject to the Plan.  The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

9.	Governing Law. To the extent not preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Director has executed this Agreement, all effective as of the date of first above written.

KINDER MORGAN, INC.
By:

Name:

Title:

DIRECTOR
By:

Name: